Certified Public Accountants & Business Consultants

Exhibit 23.1

Board of Directors
VMH Videomoviehouse.com
Abbotsford, BC Canada

CONSENT FROM INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company's previously filed Form S-8, File No. 333-127208.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
October 11, 2005